EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul Serbiak, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of Authentic Holdings Inc. formerly Global Fiber Technologies, Inc. for the period ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Authentic Holdings Inc. formerly Global Fiber Technologies, Inc.

Dated: April 20, 2023	/s/ Paul Serbiak
Paul Serbiak
CEO, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)
Authentic Holdings Inc. formerly Global Fiber Technologies, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Authentic Holdings Inc. formerly Global Fiber Technologies, Inc. and will be retained by Authentic Holdings Inc. formerly Global Fiber Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.